EXHIBIT 4.1

(Exhibit 1A-4 to Form 1-A)

NEXCHIP INC.

FORM OF SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY ARE OFFERED PURSUANT TO TIER 2 OF REGULATION A UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. NO PUBLIC MARKET EXISTS FOR THE SECURITIES AND NONE IS EXPECTED TO DEVELOP. AN INVESTOR SHOULD BE ABLE TO BEAR THE COMPLETE LOSS OF HIS, HER OR ITS INVESTMENT. THE COMPANY HAS NOT ENGAGED AN ESCROW AGENT; SUBSCRIPTION FUNDS WILL BE DELIVERED DIRECTLY TO THE COMPANY AND WILL BE AVAILABLE FOR THE COMPANY'S IMMEDIATE USE.

This Subscription Agreement (this "Agreement") is entered into by and between Nexchip Inc., a California corporation (the "Company"), and the undersigned subscriber (the "Subscriber"), with respect to the purchase of shares of the Company's common stock, par value $0.0001 per share (the "Shares"), offered pursuant to the Company's offering statement on Form 1-A (the "Offering Statement") qualified by the United States Securities and Exchange Commission (the "Commission") under Tier 2 of Regulation A promulgated under the Securities Act of 1933, as amended (the "Securities Act").

ARTICLE 1 -- SUBSCRIPTION

1.1	Subscription. Subject to the terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on the signature page hereto at a purchase price of $0.10 per Share (the "Purchase Price"). The Company is offering a maximum of 2,600,000 Shares for maximum gross proceeds of $260,000.
1.2	Minimum Investment. The minimum subscription is 10,000 Shares ($1,000), except that the Company may, in its sole discretion, accept a subscription for a lesser number of Shares.
1.3	No Minimum Offering; No Escrow. The Shares are being offered on a "best efforts" basis. There is no minimum number of Shares that must be sold as a condition to closing, and the Company has not established an escrow account. Subscription funds will be delivered directly to the Company and will be available for the Company's immediate use upon acceptance of a subscription, whether or not any additional subscriptions are received. The Subscriber will not receive a refund of subscription funds if the Company raises less than the maximum amount offered.
1.4	Payment. The Subscriber shall deliver the full Purchase Price, in United States dollars in immediately available funds, concurrently with the delivery of this Agreement, by wire transfer or by such other method as the Company may designate in writing.
1.5	Acceptance or Rejection. This subscription is not binding on the Company until accepted by the Company in writing. The Company reserves the right, in its sole and absolute discretion and for any reason or no reason, to accept or reject this subscription in whole or in part. If this subscription is rejected in whole, or if the offering is terminated before this subscription is accepted, the Company will return the Subscriber's funds without interest or deduction. If this subscription is accepted in part, the Company will return the funds attributable to the rejected portion, without interest or deduction.
1.6	Irrevocability. Except as otherwise required by applicable law, the Subscriber may not cancel, terminate or revoke this Agreement, and this Agreement shall survive the death or disability of the Subscriber and shall be binding upon the Subscriber's heirs, executors, administrators, successors and permitted assigns.
1.7	Closing; Issuance. Upon acceptance by the Company, the Company shall record the Subscriber as the holder of the Shares purchased on the books of the Company. The Shares will be issued in uncertificated book-entry form unless the Company determines otherwise.

ARTICLE 2 -- INVESTMENT LIMITATION

2.1	Tier 2 Limitation. The Subscriber understands that, under Rule 251(d)(2)(i)(C) of Regulation A, if the Subscriber is a natural person who is not an "accredited investor" as defined in Rule 501(a) of Regulation D, the aggregate purchase price paid by the Subscriber for the Shares may not exceed ten percent (10%) of the greater of the Subscriber's annual income or net worth (excluding the value of the Subscriber's primary residence and any indebtedness secured by that residence), each as determined under Rule 501. If the Subscriber is a non-natural person that is not an accredited investor, the limitation is ten percent (10%) of the greater of the Subscriber's annual revenue or net assets at fiscal year end.
2.2	Certification. By executing this Agreement, the Subscriber certifies that the Subscriber is either (a) an accredited investor or (b) in compliance with the limitation described in Section 2.1. The Company is permitted to rely on this certification and is not obligated to verify the Subscriber's income, net worth, revenue or net assets.

ARTICLE 3 -- REPRESENTATIONS OF THE SUBSCRIBER

The Subscriber represents and warrants to the Company, as of the date hereof and as of the date this subscription is accepted, as follows:

3.1	Authority. The Subscriber has full legal capacity, power and authority to execute and deliver this Agreement and to perform the Subscriber's obligations hereunder. If the Subscriber is not a natural person, the Subscriber is duly organized and validly existing and the person executing this Agreement on its behalf is duly authorized to do so. This Agreement constitutes a valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.
3.2	Age and Residence. If a natural person, the Subscriber is at least eighteen (18) years of age and is a bona fide resident of the jurisdiction set forth on the signature page.
3.3	Receipt of the Offering Circular. The Subscriber has received, and has had an adequate opportunity to read and review, the final Offering Circular relating to the Shares, including the section captioned "Risk Factors" and the audited financial statements included therein, and acknowledges that the Offering Circular is available on the Commission's EDGAR system.
3.4	No Other Information. In making the decision to purchase the Shares, the Subscriber has relied solely upon the Offering Circular and the Subscriber's own independent investigation. The Subscriber is not relying on, and acknowledges that neither the Company nor any of its officers, directors, agents or representatives has made, any representation, warranty, projection or forecast not contained in the Offering Circular.
3.5	Opportunity to Ask Questions. The Subscriber has had the opportunity to ask questions of, and receive answers from, the Company and its sole officer concerning the Company and the terms of this offering, and to obtain any additional information that the Subscriber considered necessary to verify the accuracy of the information in the Offering Circular.
3.6	Risk; Ability to Bear Loss. The Subscriber understands that an investment in the Shares involves a high degree of risk, including the risks that the Company is a shell company with no operating history and nominal revenue, that the Company's independent auditor has expressed substantial doubt about the Company's ability to continue as a going concern, that the Company depends entirely on a single officer and director, and that the Subscriber may lose the entire amount invested. The Subscriber has adequate means of providing for the Subscriber's current needs and foreseeable contingencies and is able to bear the economic risk of losing the entire investment.
3.7	No Market; Illiquidity. The Subscriber understands that there is no public trading market for the Shares, that none is expected to develop, that the Company has not applied and does not presently intend to apply for the quotation or listing of the Shares on any market or exchange, and that the Subscriber may be unable to sell or otherwise dispose of the Shares for an indefinite period.
3.8	Dilution and Control. The Subscriber understands that the Purchase Price substantially exceeds the net tangible book value per share of the Company's common stock, that the Subscriber will experience immediate and substantial dilution, and that upon completion of the maximum offering the Company's existing sole shareholder will continue to hold a controlling interest in the Company.
3.9	No Governmental Approval. The Subscriber understands that neither the Commission nor any state securities regulator has approved or disapproved of the Shares, passed upon the merits or fairness of this offering, or determined that the Offering Circular is accurate or complete, and that any representation to the contrary is a criminal offense.
3.10	Own Account. The Subscriber is purchasing the Shares for the Subscriber's own account for investment purposes and not with a view to, or for resale in connection with, any distribution in violation of the Securities Act, and has no agreement or arrangement with any person to sell, transfer or pledge any part of the Shares.
3.11	No Advice. The Subscriber acknowledges that neither the Company nor its counsel has provided the Subscriber with any legal, tax, accounting or investment advice, that counsel to the Company does not represent the Subscriber, and that the Subscriber has had the opportunity to consult the Subscriber's own advisers.
3.12	Lawful Funds; Sanctions. The funds tendered by the Subscriber were and will be legally derived and are not the proceeds of any unlawful activity. The Subscriber is not, and is not acting on behalf of, any person or entity named on any list of prohibited parties maintained by the Office of Foreign Assets Control of the United States Department of the Treasury or any other applicable sanctions authority.
3.13	Accuracy. All information furnished by the Subscriber in this Agreement is true, correct and complete, and the Subscriber will promptly notify the Company if any such information ceases to be true, correct and complete prior to the acceptance of this subscription.

ARTICLE 4 -- REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to the Subscriber as follows:

4.1	Organization. The Company is a corporation duly incorporated and validly existing under the laws of the State of California and has the corporate power and authority to own its properties, conduct its business and enter into and perform this Agreement.
4.2	Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
4.3	Valid Issuance. The Shares, when issued, delivered and paid for in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances created by the Company, other than restrictions on transfer arising under applicable securities laws.
4.4	Qualification. The Offering Statement has been qualified by the Commission, and the Company has not received any notice from the Commission suspending or threatening to suspend such qualification.

ARTICLE 5 -- ONGOING DISCLOSURE

5.1	Tier 2 Reporting. The Subscriber understands that, as a Tier 2 issuer, the Company will be required to file annual reports on Form 1-K, semiannual reports on Form 1-SA, current reports on Form 1-U and, where applicable, a notice of termination of reporting on Form 1-Z, and that these reports will be available on the Commission's EDGAR system.
5.2	Electronic Delivery. The Subscriber consents to the delivery of the Offering Circular, any supplement thereto, any report referred to in Section 5.1 and any other communication from the Company by electronic means, including by electronic mail to the address provided on the signature page or by posting on the Commission's EDGAR system.

ARTICLE 6 -- INDEMNIFICATION

6.1	By the Subscriber. The Subscriber agrees to indemnify and hold harmless the Company and its officers, directors, agents and representatives from and against any loss, liability, claim, damage or expense arising out of or based upon any breach by the Subscriber of any representation, warranty or covenant made by the Subscriber in this Agreement. Nothing in this Section limits any right or remedy the Subscriber may have that cannot be waived under the federal securities laws.

ARTICLE 7 -- TRANSFER RESTRICTIONS

7.1	Freely Tradable Securities; Affiliate Status. The Subscriber understands that Shares purchased in this offering will generally not be "restricted securities" under Rule 144, but that Shares held by an affiliate of the Company remain subject to the resale limitations applicable to affiliates and that resales may be limited by the absence of any trading market for the Shares.
7.2	Compliance. The Subscriber will not offer, sell, transfer or otherwise dispose of any Shares except in compliance with the Securities Act, applicable state securities laws and the Company's organizational documents.

ARTICLE 8 -- MISCELLANEOUS

8.1	Notices. All notices under this Agreement shall be in writing and shall be delivered to the Company at 1968 South Coast Highway, #2854, Laguna Beach, California 92651, and to the Subscriber at the address set forth on the signature page, or in each case to such other address as a party may designate by notice.
8.2	Entire Agreement. This Agreement, together with the Offering Circular, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior and contemporaneous understandings.
8.3	Amendment and Waiver. No provision of this Agreement may be amended or waived except by a writing signed by the party against whom the amendment or waiver is to be enforced. No failure or delay in exercising any right shall operate as a waiver of that right.
8.4	Assignment. The Subscriber may not assign this Agreement or any rights hereunder without the prior written consent of the Company.
8.5	Severability. If any provision of this Agreement is held to be invalid or unenforceable, that provision shall be enforced to the maximum extent permissible and the remaining provisions shall continue in full force and effect.
8.6	Governing Law; Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles. Any action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in the State of California, and each party consents to the jurisdiction of those courts and waives any objection to venue therein. The governing law and forum provisions of this Section 8.6 are not intended to waive compliance with, and do not limit any non-waivable right or remedy available to the Subscriber under, the federal securities laws, including Section 14 of the Securities Act and Section 29(a) of the Securities Exchange Act of 1934, as amended. The Commission has taken the position, and the Company acknowledges, that an investor cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
8.7	Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures delivered by electronic transmission, and electronic signatures, shall have the same force and effect as original signatures.
8.8	Survival. The representations, warranties and covenants made in this Agreement shall survive the acceptance of this subscription and the issuance of the Shares.
8.9	Headings. Article and section headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

SUBSCRIPTION INFORMATION AND SIGNATURE PAGE

To be completed by the Subscriber

A. SUBSCRIPTION AMOUNT

Number of Shares subscribed for:
Purchase Price (Shares x $0.10):

The minimum subscription is 10,000 Shares ($1,000).

B. SUBSCRIBER IDENTIFICATION

Name of Subscriber (individual or entity):
If an entity, name and title of signatory:
Social Security or Taxpayer Identification Number:
Date of birth or date of formation:
Residence or principal place of business:
City, State and ZIP Code:
Country:
Mailing address (if different):
Telephone number:
Electronic mail address:

C. FORM OF OWNERSHIP

The Subscriber should check one:

[ ]	Individual
[ ]	Joint tenants with right of survivorship
[ ]	Tenants in common
[ ]	Community property
[ ]	Corporation
[ ]	Limited liability company
[ ]	Partnership
[ ]	Trust
[ ]	Individual retirement account or other retirement plan
[ ]	Other (specify): ___________________________________

D. INVESTOR STATUS CERTIFICATION

The Subscriber must check one of the following two boxes:

[ ]	The Subscriber is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act, and the investment limitation described in Section 2.1 of this Agreement does not apply.
[ ]	The Subscriber is not an accredited investor, and the aggregate Purchase Price paid by the Subscriber in this offering does not exceed ten percent (10%) of the greater of the Subscriber's annual income or net worth (or, for a non-natural person, annual revenue or net assets at fiscal year end), each as determined in accordance with Rule 501 of Regulation D.

E. ACKNOWLEDGMENTS

By signing below, the Subscriber acknowledges each of the following:

[ ]	The Subscriber has received and reviewed the final Offering Circular, including the section captioned "Risk Factors."
[ ]	The Subscriber understands that there is no escrow and that subscription funds will be delivered directly to the Company and will be available for the Company's immediate use.
[ ]	The Subscriber understands that the offering is being made on a best efforts basis with no minimum, and that the Company may close on any amount of subscriptions.
[ ]	The Subscriber understands that the Company's independent auditor has expressed substantial doubt about the Company's ability to continue as a going concern.
[ ]	The Subscriber understands that no public market exists for the Shares and that none is expected to develop.
[ ]	The Subscriber understands that the subscription is irrevocable by the Subscriber and that the Company may reject it in whole or in part.
[ ]	The representations and warranties in Article 3 of this Agreement are true and correct as to the Subscriber.

F. EXECUTION BY THE SUBSCRIBER

Signature of Subscriber

Print name

Date

If the Shares are to be held jointly, each joint subscriber must sign below.

Signature of joint Subscriber

Print name

Date

G. ACCEPTANCE BY THE COMPANY

The foregoing subscription is hereby accepted by Nexchip Inc. as to _______________ Shares for an aggregate Purchase Price of $_______________.

NEXCHIP INC.

By: Albert Bielstein

Title: Director, Chief Executive Officer and Chief Financial Officer

Date of acceptance: